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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 7, 1999

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                          ORBITAL SCIENCES CORPORATION


        DELAWARE                   0-18287                     06-1209561
(State of incorporation)   (Commission File Number)   (I.R.S. Employer I.D. No.)


                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                          (Address and telephone number
                         of principal executive offices)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


       On May 7, 1999, MacDonald, Dettwiler and Associates Ltd. ("MDA"), a wholly owned subsidiary of Orbital Sciences Corporation ("Orbital"), purchased all the assets, including the stock of certain subsidiaries, and assumed certain liabilities relating to the space robotics business of Spar Aerospace Inc. ("Spar") for approximately $43,000,000. The assets acquired consist primarily of rights under customer contracts, a real estate lease, equipment, accounts receivable and intellectual property. MDA paid approximately one-half of the purchase price in cash at the closing, and issued an 8% unsecured promissory note to Spar for the remainder. The cash portion of the purchase price was funded with MDA's existing cash and borrowings under Orbital's Third Amended and Restated Credit and Reimbursement Agreement dated as of December 21, 1998, as amended among Orbital, Morgan Guaranty Trust Company of New York and the Banks listed therein. The promissory note, which was guaranteed by Orbital, is due in May 2000. The amount of the consideration paid for the assets was determined by negotiation among MDA, Orbital and Spar. The assets of Spar were used in the design, assembly, manufacture, marketing and support of robotics systems for space and entertainment applications. MDA intends to continue to use such assets in the design, assembly, manufacture and support of such products.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)    Financial Statements of Businesses Acquired.

              The required financial statements will be filed by amendment within 60 days following the date this report was required to be filed.

        (b)    Pro Forma Financial Information.

              The required pro forma financial information will be filed by amendment within 60 days following the date this report was required to be filed.

        (c)    Exhibits.

              The following exhibit shall be filed by amendment:

              Asset Acquisition Agreement dated as of March 18, 1999 between MDA and Spar.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ORBITAL SCIENCES CORPORATION

Date:  May 24, 1999                         By:      /s/ Jeffrey V. Pirone
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                                                Jeffrey V. Pirone
                                                Executive Vice President and
                                                 Chief Financial Officer


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